EXHIBIT 99.1

Conference Call:	Tomorrow, August 17 at 11:00 AM EDT
Dial-in numbers:	800/313-8070 or 415/908-4758
Webcast / Replay URL:	www.seracare.com

News Announcement

SERACARE LIFE SCIENCES REPORTS THIRD QUARTER RESULTS;

HOLDS CONFERENCE CALL TOMORROW AT 11:00 AM EDT

- Gross Margins Continue To Surpass Prior Year -

OCEANSIDE, California, August 16, 2004 — SeraCare Life Sciences, Inc. (Nasdaq: SRLS, “the Company,” or “SeraCare”), a manufacturer and provider of biological materials and services essential for the manufacture of diagnostic tests, commercial bioproduction of therapeutic drugs, and additional research applications, today reported financial results for the fiscal 2004 three and nine-month periods ended June 30, 2004.

Financial Highlights:

•	Quarterly net sales of $6.4 million were in-line with the same period of fiscal 2003

•	Quarterly gross margin rose to 38% versus 29% in the same period of fiscal 2003

•	Quarterly net income rose 43% to $899,000 versus the same period of fiscal 2003

•	Quarterly diluted EPS rose to $0.10 from $0.08 in the same period of fiscal 2003

•	Net income for the nine months ended June 30, 2004 increased to $2.54 million, or $0.28 per diluted share.

Fiscal 2004 Third Quarter Overview:

Reflecting the Company’s goal of becoming a more comprehensive provider of biological materials for customers spanning all segments of the life science industry, in June, SeraCare acquired substantially all of the assets of Genomics Collaborative, Inc. (“GCI”), a leader in providing clinical samples and the application of human genetics to target validation for drug discovery. Following the GCI acquisition, SeraCare merged its existing BioBank operations into the GCI division, taking advantage of GCI’s broader product portfolio and well-established industry reputation. GCI’s extensive disease state collections, including a wide variety of oncological conditions, expand SeraCare’s ability to provide a comprehensive line of human and animal based biological materials for diagnostics, therapeutic manufacture, and research.

SeraCare Life Sciences, 8/16/04	page 2 of 5

Michael F. Crowley, Jr., President and CEO of SeraCare Life Sciences, commented, “We are pleased with our results and significant corporate progress during the third quarter. Our third quarter gross margin reached 38%, reflecting the margin benefit of the ongoing transition of our business to more value added, proprietary products and services that we are delivering to an increasingly diversified customer base. This success, combined with the acquisition of GCI, marked a strong quarter for the Company.

“The addition of Global Repository® and GCI Access® to our stable of products and services provides a broad array of offerings to both BioBank and GCI customers. Additionally, during the quarter, we combined our BioBank team and operations into GCI’s operations. Given the similarities between these two units, it made sense to combine their operations under the stronger GCI brand, providing the opportunity for additional operational and marketing synergies going forward.

“We continue to progress toward our corporate goal of expanding our position as a comprehensive provider of biological materials to our life science customers. In addition to increasing the breadth of our internally developed products, we continue to look outside the Company for additional growth opportunities. Accordingly, we continue to work toward the completion of our acquisition of two divisions of Boston Biomedica, Inc. (Nasdaq: BBII). Boston Biomedica’s product lines fit well with our current offerings, and we believe they have the potential to further expand our product and market reach. Regarding the timing of this transaction, we understand that Boston Biomedica, Inc. (“BBI”) has now filed its definitive proxy statement with the Securities and Exchange Commission. According to their proxy statement, BBI has set September 14, 2004 as the date for its stockholders’ meeting to approve our pending acquisition of their two divisions. We anticipate closing this acquisition as soon as practicable following approval of the BBI stockholders, subject to our receipt of financing for this acquisition as well as the satisfaction of customary closing conditions.”

SeraCare Reiterates Fiscal 2004 Guidance:

SeraCare continues to expect fiscal 2004 revenue of approximately $26.7 million, with net income after taxes of about $4.2 million. The Company’s fiscal 2004 financial guidance includes anticipated development expenses relating to BioBank and the cell culture media products of approximately $800,000. Guidance for fiscal 2005, reflecting the benefit of the acquisition of GCI and the pending acquisition of the two divisions of BBI, will be forthcoming after completion of the BBI acquisition.

SeraCare Life Sciences, 8/16/04	page 3 of 5

About SeraCare Life Sciences:

SeraCare Life Sciences, Inc. is a manufacturer and provider of biological products and services for diagnostic, therapeutic, drug discovery, and research organizations. The Company’s offerings include plasma-based therapeutic products, diagnostic products and reagents, cell culture products, specialty plasmas, in vitro stabilizers, and SeraCare’s GCI division (formerly known as the SeraCare BioBank), comprised of clinical samples (DNA, RNA, tissue, and serum) for the application of human genetics to target validation for drug discovery. SeraCare’s GCI division includes GCI Access®, which provides drug and diagnostic companies with access to its 600,000-sample Global Repository® of well-phenotyped human DNA, serum and tissue, as well as its customized gene expression and candidate gene validation services. Headquartered in Oceanside, CA, SeraCare conducts business throughout the world, and is traded on the NASDAQ national stock market under the symbol SRLS. For additional information about SeraCare Life Sciences, Inc., please visit the Company’s web site at www.seracare.com.

Safe Harbor For Forward Looking Statements:

Certain statements contained in this press release may be deemed to be forward looking statements under federal securities laws, and the Company intends that such forward looking statements be subject to the safe harbor created thereby. Such forward looking statements include (i) the Company’s expectations with respect to the integration of its operations with those acquired from GCI, (ii) the Company’s expectation that its acquisition of GCI and pending acquisition of two divisions of BBI will allow it to expand its product offerings and market reach and further its goal of becoming a more comprehensive biological material and service provider, (iii) the Company’s expectation that it will close its pending acquisition of two divisions of BBI as soon as practicable following approval of the BBI stockholders, and (iv) statements under the heading “SeraCare Reiterates Fiscal 2004 Guidance.” The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward looking statements. Such factors include, but are not limited to (i) market demand for plasma and plasma-based products, (ii) the Company’s ability to retain its existing customers and attract new ones, (iii) the Company’s ability to successfully integrate the assets and operations acquired from GCI as well as the assets and operations to be acquired upon the closing of its pending acquisition of two divisions of BBI, (iv) the Company’s access to adequate blood and plasma raw materials on terms consistent with its existing contracts, (v) the Company’s ability to successfully implement its growth strategy, (vi) possible difficulties in obtaining the necessary financing to complete the proposed acquisition of the BBI divisions and the possible failure to occur of other conditions to closing the acquisition, and (vii) the Company’s ability to accurately forecast its future operating results given its short history as a stand alone public company. Information on these and additional factors that could affect the Company and its financial results is included in the Company’s report on Form 10-K for the year ended September 30, 2003 filed with the Securities and Exchange Commission (SEC) as well as the Company’s other periodic filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Sarah Neugebauer	David Collins, Carol Young
SeraCare Life Sciences, Inc.	Jaffoni & Collins Incorporated
760/806-8922 or sarah@seracare.com	212/835-8500 or srls@jcir.com

-tables follow-

SeraCare Life Sciences, 8/16/04	page 4 of 5

SeraCare Life Sciences, Inc.

Statements of Income

(In thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2004	2003	2004	2003
Net sales	$6,365	$6,415	$17,803	$18,298
Cost of sales	3,948	4,558	11,288	12,900

Gross profit	2,417	1,857	6,515	5,398
Selling, general and administrative expenses	1,200	1,167	3,578	3,055

Income from operations	1,217	690	2,937	2,343
Other income and interest expense	(50)	7	(118)	30

Income before income tax expense	1,167	697	2,819	2,373
Income tax expense	268	69	277	233

Net income	$899	$628	$2,542	$2,140

Earnings per common share:
Basic	$0.11	$0.08	$0.32	$0.29

Diluted	$0.10	$0.08	$0.28	$0.26

Weighted average shares used in per share calculation:
Basic	8,117	7,534	7,888	7,452

Diluted	9,438	8,161	9,137	8,274

-table follows-

SeraCare Life Sciences, 8/16/04	page 5 of 5

SeraCare Life Sciences, Inc.

Balance Sheets

(In thousands, except for share amounts)

(unaudited)

	June 30, 2004	September 30, 2003
ASSETS
Current assets:
Cash and cash equivalents	$642	$2,989
Accounts receivables, net of allowance for doubtful accounts of $89 as of June 30, 2004 and September 30, 2003	6,334	5,969
Inventory, net	20,315	10,554
Prepaid expenses and other current assets	1,592	225

Total current assets	28,883	19,737

Property and equipment, net	3,752	1,228
Goodwill	12,714	6,775
Other assets	1,183	112

Total assets	$46,532	$27,852

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,514	$1,888
Accounts payable to related parties	1,246	2,415
Accrued expenses	1,216	626
Related party bridge note	—	2,500

Total current liabilities	6,976	7,429

Other liabilities	100	—
Line of credit	3,285	—

Total liabilities	10,361	7,429

Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, no par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, no par value, 25,000,000 shares authorized, 8,880,116 and 7,714,492 shares issued and outstanding as of June 30, 2004 and September 30, 2003, respectively	14,956	1,750
Additional paid-in capital	13,519	13,519
Retained earnings	7,696	5,154

Total stockholders’ equity	36,171	20,423

Total liabilities and stockholders’ equity	$46,532	$27,852

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